                               AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                AND CONSULTANTS
                        3033 EAST 1ST AVENUE, SUITE 201
                             DENVER, COLORADO 80206

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We  hereby  consent  to the  use in the  Prospectus  constituting  part  of this
Registration Statement on Form S-4 of Applied Medical Merger Corp. of our report dated June 30, 2000 relating to the consolidated financial statements of Applied
Medical  Devices,  Inc. and to the reference  made to our firm under the caption
"Experts" which appear in such documents.

                                                 /s/AJ. Robbins, P.C.
                                                    AJ. Robbins, P.C.
                                                    Certified Public Accountants
                                                     and Consultants

Denver, Colorado
January 31, 2001